Exhibit 99.1

Kiora Pharmaceuticals Regains Compliance with Nasdaq Listing Requirements

Salt Lake City, Utah--(October 13, 2022) - Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX), ("Kiora" or the "Company") announced today that it has received a Bid Price Compliance Letter from The Nasdaq Stock Market LLC (“Nasdaq”) on October 12, 2022 informing Kiora that it has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market.

Kiora was previously notified by Nasdaq on February 23, 2022 that it was not in compliance with the minimum bid price rule because its common stock failed to meet the closing bid price of $1.00 or more for 30 consecutive business days, as required by the Nasdaq Listing Rules. In order to regain compliance with the Rule, the Company was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive trading days. This requirement was met on October 12, 2022, the eleventh consecutive trading day when the closing bid price of Kiora's common stock was over $1.00.

About Kiora Pharmaceuticals

Kiora Pharmaceuticals is a clinical-stage biotechnology company developing and commercializing products for the treatment of ophthalmic diseases. KIO-301 is being developed for the treatment of retinitis pigmentosa. It is a molecular photoswitch that has the potential to restore vision in patients with inherited and/or age-related retinal degeneration. KIO-101 is being developed for the treatment of the Ocular Presentation of Rheumatoid Arthritis ("OPRA"). It is a next-generation, non-steroidal, immuno-modulatory and small molecule inhibitor of Dihydroorotate Dehydrogenase ("DHODH") with what Kiora believes is best-in-class picomolar potency and a validated immune modulating mechanism (blocks T cell proliferation and proinflammatory cytokine release) designed to overcome the off-target side effects and safety issues associated with commercially available DHODH inhibitors. In addition, Kiora is developing KIO-201, a modified form of the natural polymer hyaluronic acid, designed to accelerate corneal wound healing.

In addition to news releases and SEC filings, we expect to post information on our website, www.kiorapharma.com, and social media accounts that could be relevant to investors. We encourage investors to follow us on Twitter and LinkedIn as well as to visit our website and/or subscribe to email alerts.

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, the development and commercialization efforts and other regulatory or marketing approval efforts pertaining to Kiora's development-stage products, including KIO-101, KIO-201 and KIO-301, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the ability to conduct clinical trials on a timely basis, market and other conditions and certain risk factors described under the heading "Risk Factors" contained in Kiora's Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on July 7, 2022 or described in Kiora's other public filings. Kiora's results may also be affected by factors of which Kiora is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Kiora expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions, or circumstances on which any such statement is based, except as required by law.

Investor Contact
Francina Agosti, Ph.D.
(617) 546-0742

fagosti@reportablenews.com